Exhibit 99

DTLL, Inc. Announces Letter of Intent with Apollo Diamond, Inc.
And Apollo Advanced Nano-Diamond Corporation

DTLL, Inc. (DTLI: OTC BB), Apollo Diamond, Inc., a privately-held company located in Boston, Massachusetts, and Apollo Advanced Nano-Diamond Corporation, a wholly-owned subsidiary of Apollo Diamond, Inc., today jointly announced their execution of a letter of intent to enter into a Cooperative Technology Agreement (the “Agreement”) pursuant to which Apollo will sell to DTLL diamonds and diamond materials produced by Apollo, and DTLL will research and develop, in cooperation with Apollo Advanced Nano-Diamond Corporation, various nano-technology applications of the material provided by Apollo in the field of use of micro and nano electromechanical systems (MEMS and NEMS) and quantum computing (the “Field of Use”). Upon execution of the Agreement, DTLL, Inc. will issue to Apollo Diamond, Inc. 10,000,000 shares of common stock in DTLL, Inc. and to Apollo Diamond, Inc. and its shareholders an aggregate of 5.5 million warrants to purchase shares of DTLL common stock at $7.50 per share. DTLL will have the right to market and sell any products developed under the Agreement and will pay to Apollo a fee, based on a to-be negotiated percentage of net sales.

Apollo Diamond, Inc. is an emerging leader in the production of diamonds and diamond materials. It has developed proprietary technology to produce large, single-crystal diamonds of exceptional quality in a controlled process environment. Apollo Diamond, Inc. was originally formed in 1990 and is privately-held. In 2004, Apollo Diamond, Inc. formed Apollo Advanced Nano-Diamond Corporation to focus on bringing Apollo’s highly specialized diamond materials into a number of key nanotechnology applications. Diamonds’ physical properties make them uniquely suited for many nanotechnology applications including quantum computing, a next-generation computing technology, and micro- and nano-electromechanical systems (MEMS and NEMS) that are used to make increasingly small devices such as filters, sensors and transducers.

The CEO of DTLL, Inc. commented “we internally initiated an exploration of possible nanotechnology opportunities several months ago and believe the opportunity presented by the ability to use Apollo’s technology provides our company with a highly unique and potentially extremely favorable value proposition for our shareholders.” He also added, “we are not alone in recognizing the vast potential of Apollo material; in 2002, Apollo received the U.S. Navy Department’s prestigious Berman Award for the breakthroughs its material enabled in the field of quantum computing.”

The Agreement between DTLL, Inc., Apollo Diamond, Inc. and Apollo Advanced Nano-Diamond Corporation is subject to a variety of contingencies including the negotiation of a definitive agreement and its approval and execution by the respective entities. The business plan of DTLL, Inc. based on the Cooperative Technology Agreement may not be successful due to numerous factors, for example, the diamonds and diamond materials produced by Apollo Diamond, Inc. will prove not to be suitable or viable in the area of nanotechnology, nanotechnology may not offer the business opportunities anticipated by the parties, or DTLL will not be able to obtain additional financing to implement the Cooperative Technology Agreement successfully.

Further information regarding DTLL, Inc. can be obtained by contacting its CEO at 763.574.8392. Apollo Diamond, Inc. information can be obtained at the website maintained by such entity at http://www.ApolloDiamond.com.

Forward-Looking Statements Under Section 27A of the Securities Act of 1933

This announcement contains statements regarding the Cooperative Technology Agreement (“Agreement”) between DTLL, Inc., Apollo Diamond, Inc. and Apollo Advanced Nano-Diamond Corporation that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. These statements appear in a number of places in this release and involve a variety of risks and uncertainties, known and unknown, including, among others, the risk that (i) the parties will not agree on the final terms and conditions of the Agreement and will not execute the Cooperative Technology Agreement, (ii) the diamonds and diamond materials produced by Apollo, Inc. may prove not to be suitable or viable in the area of nanotechnology, (iii) nanotechnology may not offer the business opportunities anticipated by the parties, and (iv) DTLL will not be able to obtain additional financing to implement the Agreement successfully. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of the various factors discussed herein.